Exhibit 23.2

Consent of Independent Certified Public Accountants

Board of Directors

Lehigh Gas Partners, LP

Allentown PA, 18101

We hereby consent to the use in the Prospectus constituting a part of the Registration Statement on Form S-3 (No. 333-             ) of our report dated February 29, 2012, relating to our audits of the financial statements of Express Lane, Inc. incorporated by reference in that Prospectus, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Carr, Riggs & Ingram, LLC
Certified Public Accountants
Panama City Beach, Florida
November 1, 2013